Exhibit 99.1

Pacific DataVision, Inc. Prices Public Offering of Common Stock

WOODLAND PARK, N.J.—May 13, 2015–Pacific DataVision, Inc. d/b/a pdvWireless (NASDAQ: PDVW) (“pdvWireless” or the “Company”) today announced that it has priced its previously announced underwritten public offering of 1,500,000 shares of its common stock at a price of $40.00 per share. The proceeds to the Company from the sale of shares are expected to be approximately $56.3 million after deducting the underwriting discounts and commissions and estimated offering expenses. The closing of the offering is expected to take place on May 18, 2015, subject to customary closing conditions. The underwriters have a 30-day option to purchase up to an additional 225,000 shares of common stock from the Company to cover over-allotments.

FBR Capital Markets & Co. is acting as sole book-running manager and William Blair & Company, L.L.C. and Canaccord Genuity Inc. are acting as co-managers for the offering.

Copies of the written prospectus describing the terms of the offering may be accessed through the Securities and Exchange Commission’s website at www.sec.gov, or may be obtained from FBR, Attention: Syndicate Prospectus Department, 1300 North 17th Street, Suite 1400, Arlington, Virginia 22209, Telephone: 703-312-9500, Email: prospectuses@fbr.com.

The common stock will be issued pursuant to a registration statement on Form S-1, which has been declared effective by the Securities and Exchange Commission. A copy of the registration statement can be accessed through the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell nor the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Pacific DataVision, Inc.

Pacific DataVision d/b/a pdvWireless (NASDAQ: PDVW) is a provider of mobile workforce communications and location based solutions that increase the productivity of field-based workers and the efficiency of their dispatch and call center operations. pdvWireless also expects to launch a private push-to-talk network in major markets throughout the United States. Its technology is designed to improve team communication and field documentation across a wide array of industries including transportation, distribution, construction, hospitality, waste management and field service. pdvWireless is headquartered in Woodland Park, New Jersey. Visit www.pdvwireless.com for more information.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts are forward-looking statements (as defined under Federal securities laws). Forward-looking statements generally are accompanied by words such as “will”, “expect”, “intend”, “plan”, “outlook” or other similar words, phrases or expressions. Any forward-looking statements contained herein are based on our current expectations, but are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our current expectations or implied by any forward-looking statements.

These risks and uncertainties include, but are not limited to: we have no operating history with respect to our proposed push-to-talk business; we have had net losses each year since our inception and may not achieve or maintain profitability in the future; we may experience delays in launching our nationwide network; customers may not adopt our technology; any efforts we pursue to increase the value of our spectrum may not be successful, including our Joint Petition for Rulemaking and our proposed rules to realign the 900 MHz band; we will rely on the equipment and selling efforts of other parties, such as indirect dealers; the wireless communication industry is highly competitive and we may not compete successfully; and government regulation could adversely affect our business and prospects. These and other factors that may affect our future results or operations are identified and described in more detail in our filings with the SEC, including our final prospectus filed with the Securities and Exchange Commission, pursuant to Rule 424(b)(4) under the Securities Act, on May 13, 2015. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

MEDIA CONTACT:

Thor Harris

201-206-0903

tharris@percepture.com

INVESTOR RELATIONS CONTACT:

Adam Friedman

917-675-6250

adam@adam-friedman.com